POWER OF ATTORNEY

Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Bill Nelson, Judithe Little, Sydney Phipps, Do Hyun Kim, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned’s individual capacity), to:

(i)        (a) act as an account administrator (as such term may be defined by the U.S. Securities and Exchange Commission (the “SEC”), from time to time) with respect to the undersigned’s EDGAR account and take all actions necessary or appropriate to enable the undersigned to make electronic filings with the SEC and (b) certify as to the identity and accuracy of (1) the individuals and entities authorized to act on the undersigned’s behalf with respect to the EDGAR Next system and electronic filings made with the SEC and (2) all information about the undersigned reflected on the undersigned’s EDGAR account;

(ii)       designate certain individuals (other than the undersigned) to access and manage the undersigned’s EDGAR account as an “account administrator,” “user,” or “technical administrator” or other such roles as the undersigned or the attorney-in-fact may designate and as such terms may be defined by the SEC, from time to time;

(iii)       execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of National Energy Services Reunited Corp. (the “Company”), statements on Form 3, Form 4 and Form 5 (including any amendments, supplements or exhibits thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Act”);

(iv)       do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, Form 4 or Form 5 (including any amendments, supplements or exhibits thereto) and timely file such form with the SEC and any stock exchange or similar authority;

(v)       execute any Form ID application for EDGAR access codes and any other documents relating to such Form ID;

(vi)        seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned authorizes any such person to release any such information to each of the undersigned’s attorneys-in-fact appointed by this Power of Attorney and ratifies any such release of information; and

(vii)       take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Act.

This Power of Attorney shall remain in full force and effect until the earlier of: (i) the date on which the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (ii) as to the appointment of each of Bill Nelson, Judithe Little, Sydney Phipps, Do Hyun Kim upon his or her respective resignation as an employee of the Company, and (iii) the revocation of this Power of Attorney by the undersigned in a signed writing delivered to such attorneys-in-fact. This Power of Attorney may be filed with the SEC as a conforming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of December, 2025.

By: /s/ Andrew L. Waite
Name: Andrew L. Waite